                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (File Nos. 333-75217, 333-59601, 33-57658,
333-24705, and 33-49801 and 333-45051, 33-59545, and 33-56084, respectively) of
Constellation Energy Group, Inc. and Form S-3 (File No. 333-66015) of Baltimore Gas and Electric Company of our report dated January 17, 2001 relating to the financial statements of Constellation Energy Group, Inc. which appear in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Baltimore, Maryland
March 5, 2001